Exhibit 99.4

PROMISSORY NOTE

$14,000,000	August 15, 2008
Seal Beach, California

FOR VALUE RECEIVED, the undersigned promises to pay to the order of CLEAN ENERGY, a California corporation (“Lender”), the principal amount of FOURTEEN MILLION AND 00/100 DOLLARS ($14,000,000), or such lesser amount as shall equal the then aggregate outstanding Loans made by Lender to the undersigned under the Loan Agreement referred to below, payable as hereinafter set forth.  The undersigned promises to pay interest on the principal amount hereof remaining unpaid from time to time from the date hereof until the date of payment in full, payable as hereinafter set forth.

Reference is made to the Loan Agreement of even date herewith, between the undersigned, as Borrower, and Lender (as amended, restated, extended, renewed, supplemented or otherwise modified from time to time, the “Loan Agreement”).  Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings given to those terms in the Loan Agreement.  Any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be amended, restated, extended, renewed, supplemented or otherwise modified from time to time.  The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

The principal indebtedness evidenced by this Promissory Note shall be payable as provided in the Loan Agreement and in any event on the last day of the Repayment Period.

Interest shall be payable on the outstanding daily unpaid principal amount of the Loan from the date thereof until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement both before and after default and before and after maturity and judgment.

Each payment hereunder shall be made to Lender in accordance with the provisions of Section 3.1(b) of the Loan Agreement in immediately available funds not later than noon (Pacific time) on the day of payment (which must be a banking day).  All payments received after noon (Pacific time) on any particular banking day shall be deemed received on the next succeeding banking day.  All payments shall be made in U.S. Dollars.

Lender shall use its best efforts to keep a record of payments of principal and interest received by it with respect to this Promissory Note, and such record shall be presumptive evidence of the amounts owing under this Promissory Note.

The undersigned hereby promises to pay all costs and expenses of any rightful holder hereof incurred in collecting the undersigned’s obligations hereunder in accordance with the Loan Agreement or in enforcing or attempting to enforce any of such holder’s rights hereunder, including reasonable attorneys’ fees and disbursements, whether or not an action is filed in connection therewith.

The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable laws.

It is hereby expressly acknowledged that following the consummation of the DCE Restructure (as defined in the Loan Agreement), Dallas Clean Energy LLC, a Delaware limited liability company shall assume all of the undersigned’s obligations under the Loan Agreement and all instruments, documents, and agreements executed in connection therewith, including, without limitation, this Promissory Note.

THIS PROMISSORY NOTE SHALL BE DELIVERED TO AND ACCEPTED BY LENDER IN THE STATE OF CALIFORNIA, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LOCAL LAWS THEREOF.

CE DALLAS RENEWABLES LLC,
a Delaware limited liability company

By:	Cambrian Energy Management LLC,
a Delaware limited liability company,
its Management Company

	By:	/s/ Evan G. Williams
	Name:	Evan G. Williams
	Title:	Manager

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

Date	Interest Period	Amount of Principal Paid	Unpaid Principal Balance	Notation Made by